Exhibit 99.1

Aquestive Therapeutics Reaffirms Full Year 2019 Revenue Guidance and Will Announce Third Quarter 2019 Financial Results and Recent Business Highlights on November 6, 2019

WARREN, N.J., October 15, 2019 -- Aquestive Therapeutics, Inc. (NASDAQ: AQST), a specialty pharmaceutical company focused on developing and commercializing differentiated products to solve therapeutic problems, today announced, in response to Indivior PLC’s press release issued earlier today of Indivior’s intent to cease production of its authorized generic buprenorphine-naloxone film product, that the Company is reaffirming its full year 2019 total revenue guidance.  Full year 2019 total revenue is now expected to be at the top end of the Company’s guidance range of $38 million to $45 million. Full year 2019 revenue from the Company’s Suboxone® franchise is expected to be at the top end of its guidance range of $29 million to $32 million.  As of October 2019, Suboxone and the authorized generic buprenorphine-naloxone film continue to retain approximately 75% of the market for film treatments of opioid dependence, of which a substantial majority of its retained market share is branded Suboxone.

“The key value drivers of our business continue to be our proprietary products addressing unmet needs for highly differentiated solutions for patients with epilepsy and other disease conditions,” said Keith J. Kendall, Chief Executive Officer of Aquestive. “As expected, we filed the CMC portion of our rolling NDA submission for Libervant™ (diazepam buccal film) with the FDA in September 2019 and expect to complete the filing in fourth quarter 2019.  We also recently reported positive results from our Phase 1 dose escalation proof-of-concept study in healthy subjects for AQST-108 that is in development for the treatment of anaphylaxis.”

Mr. Kendall added, “Suboxone has exceeded our expectations in terms of market share retention since the entry of generics.  Based on this market performance, Aquestive has a strong order book for the full year 2019.  As the exclusive manufacturer of Suboxone, we expect that this product will continue to generate meaningful revenue for the foreseeable future.  While Suboxone is important to us, we have continued to plan for the erosion of this sunsetting product over time, and continue to focus on delivering our proprietary pipeline of highly valuable products to patients with epilepsy and other disease conditions in need of improved treatments.”

Third Quarter 2019 Conference Call and Webcast
Aquestive announced that it will report results for the third quarter ended September 30, 2019 and provide a business update on Wednesday, November 6, 2019 before the market open. The Company will host an investment community conference call at 8:00 a.m. ET on Wednesday, November 6, 2019. Investors and analysts may participate in the conference call by dialing (866) 417-5886 from the U.S. and (409) 217-8235 internationally, followed by the conference ID: 4779544. There will also be a simultaneous, live webcast available on the Investors section of the Company's website at https://investors.aquestive.com/events-and-presentations. The webcast will be archived for 30 days.

About Aquestive Therapeutics
Aquestive Therapeutics is a specialty pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. Aquestive is advancing a late-stage proprietary product pipeline to treat CNS conditions and provide alternatives to invasively administered standard of care therapies. The Company also collaborates with other pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

Forward-Looking Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” "anticipate," "plan," "expect," "estimate," "intend," "may," "will," or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about our growth and future financial and operating results and financial position, ability to advance Libervant and our other product candidates to the market, regulatory approvals and pathways, clinical trial timing and plans, short-term and long-term liquidity and cash requirements, cash funding and cash burn, business strategies, market opportunities, and other statements that are not historical facts.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials; risk of delays in FDA approval of our drug candidates or failure to receive approval; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk that a competitor obtains orphan drug exclusivity and blocks our product for the same indication for seven years; risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed; risk of failure to satisfy all financial and other debt covenants and of any default; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone and which accounts for the substantial part of our current operating revenues; risks associated with Indivior’s announced intent to cease production of its authorized generic buprenorphine-naloxone film product, including risk of loss of orders for the authorized generic product and eroding market share for Suboxone and the authorized generic product; risks related to the outsourcing of certain sales, marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our products and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risk of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory action affecting pharmaceutical product pricing, reimbursement or access; risk of claims and concerns that may arise regarding the safety or efficacy of the Company's products and product candidates; risk of loss of significant customers; risks related to legal proceedings, including patent infringement, investigative and antitrust litigation matters; changes in governmental laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section and in other sections included in the Company's Annual Report on Form 10‑K  filed with the SEC on March 14, 2019 and in our quarterly reports on Form 10-Q. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.  All other trademarks are the property of their respective owners.

Media and Investor inquiries:
Stephanie Carrington
stephanie.carrington@icrinc.com
646-277-1282